As filed with the Securities and Exchange Commission on August 22, 1997.
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


   Incorporated             KENDLE INTERNATIONAL INC.          I.R.S. Employer
  Under the Laws           441 VINE STREET, SUITE 700         Identification No.
   of Ohio                  CINCINNATI, OHIO  45202              31-1274091
                               (513) 771-8221


              1995 AND 1997 STOCK OPTION AND STOCK INCENTIVE PLANS


                              Gary P. Kreider, Esq.
                           Keating, Muething & Klekamp
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
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                         (Agent for Service of Process)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed     Proposed
                                         Maximum      Maximum
     Title of             Amount         Offering     Aggregate      Amount of
    Securities             To Be           Price      Offering     Registration
 To Be Registered       Registered     Per Share(1)   Price(1)        Fee(2)
-------------------  ----------------  ------------   ---------    -------------
   Common Stock,
   No par value      1,743,907 Shares     $14.00     $24,414,698      $7,399
--------------------------------------------------------------------------------

(1)  Estimated to calculate  registration  fee.
(2) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 21, 1997 of $14 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The  following  documents  filed  by  Kendle   International  Inc.  (the
"Company"), with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. Prospectus dated August 22, 1997 filed pursuant to Rule 424(b) under the Securities Act of 1933.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4. Description of Securities

        Not Applicable.


Item 5. Interests of Named Experts and Counsel

        The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp own 6,000 shares of the Company's Common Stock.


Item 6. Indemnification of Directors and Officers

        Ohio Revised Code, Section 1701.13(E), allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of the registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The registrant's Code of Regulations extends such indemnification.


Item 7. Exemption from Registration Claimed

        Not Applicable.


Item 8. Exhibits*


  Exhibit 4.1            1995 Stock Option and Stock Incentive Plan
  Exhibit 4.2            1997 Stock Option and Stock Incentive Plan
  Exhibit 5              Opinion of Keating, Muething & Klekamp, P.L.L.
  Exhibit 23.1           Consent of Coopers & Lybrand L.L.P.
  Exhibit 23.2           Consent of Keating, Muething & Klekamp, P.L.L.
                          (included in Exhibit 5)
  Exhibit 24             Power of Attorney (contained on the signature page)
--------------
  *All Exhibits filed herewith.


Item 9. Undertakings

     9.1 The undersigned registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     9.2 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on August 22, 1997.

                                                   KENDLE INTERNATIONAL INC.


                                                   By:/S/ Candace Kendle Bryan
                                                      --------------------------
                                                      Candace Kendle Bryan
                                                      Chairman of the Board and
                                                      Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Candace Kendle Bryan or Timothy M. Mooney as their attorney-in-fact to sign all amendments, including any post-effective amend ments, to this Registration Statement.


           Signature                       Capacity                 Date
           ---------                       --------                 ----


*/S/ Candace Kendle Bryan       Chairman of the Board and       August 22,1997
---------------------------     Chief Executive Officer
Candace Kendle Bryan            Principal Executive Officer)


*/S/ Christopher C. Bergen      President, Chief Operating      August 22,1997
---------------------------     Officer, Secretary
Christopher C. Bergen           and Director

*/S/ Timothy M. Mooney          Vice President- Finance,        August 22,1997
---------------------------     Chief Financial Officer,
Timothy M. Mooney               Treasurer, Assistant
                                Secretary (principal
                                financial officer and
                                principal accounting
                                officer) and Director

*
---------------------------     Director                        August 22,1997
Philip E. Beekman

*
---------------------------     Director                        August 22,1997
Charles A. Sanders